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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the annual report on Form S-8(File No. 333-30132) of webMethods, Inc. of our report dated May 1, 2000, except for Note 17, as to which the date is May 20, 2000 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
June 28, 2000